Exhibit 10.1

AGREEMENT REGARDING AIRCRAFT

This AGREEMENT, effective as of the Effective Date (as defined below), is hereby entered into by and among Clear Channel Communications, Inc. (the “Company”), Mark P. Mays (“Mark”), Randall T. Mays (“Randall”) and L. Lowry Mays (“Lowry”) (collectively, the “Parties”).

WHEREAS, the Company and/or affiliates of the Company have provided certain benefits to Mark, Randall and Lowry pursuant to the Company’s Aircraft Benefit Policy dated June 23, 2010 (the “Policy”);

WHEREAS, the Parties have agreed that no further benefits will be provided by the Company or any affiliate of the Company pursuant to the Policy as of the effective date (the “Effective Date”) of a sale transaction pursuant to that certain Aircraft Purchase Agreement between Capstar Radio Operating Company, as Seller, and L. Lowry Mays, as Purchaser, dated as of May 31, 2013, pursuant to which the ownership of a Company aircraft (the “Aircraft”) is to be transferred to Lowry;

WHEREAS, the Parties further agree that the terms of this Agreement shall constitute a modification of any employment or other agreement between the Parties which govern the terms of any rights Mark, Randall and Lowry may have with respect to the use of any Company aircraft and any related benefits; and

WHEREAS, the Parties desire to memorialize certain agreements regarding the purchase price for the Aircraft.

NOW THEREFORE, IN CONSIDERATION of the premises and the mutual covenants set forth below, the Parties hereby agree, intending to be legally bound hereby, as follows:

1.                  As of the Effective Date, each of Mark, Randall and Lowry shall cease to have any rights or access to any Company owned or operated aircraft for personal use; and

2.                  As of the Effective Date, each of Mark, Randall and Lowry also cease to have any rights to the use of any Equivalent Charter Aircraft (as defined in the Policy); and

3.                  As of the Effective Date, each of Mark, Randall and Lowry shall cease to have any rights or benefits related to the use of any Company owned or operated aircraft or Equivalent Charter Aircraft; and

4.                  The Parties agree that the operation of the hangar and Aircraft and the income and normal operating expenses attributable thereto through the date preceding the Effective Date (the “Adjustment Date”) shall be for the account of the Company and thereafter for the account of Mark, Randall and Lowry (and their affiliates), and, if any income or expense may be properly allocable or credited on the Effective Date, then it shall be allocated, charged or prorated accordingly.  Expenses for goods or services received both before and after the Adjustment Date, power and utilities charges, and rents and similar prepaid and deferred items shall be prorated between the Company and Lowry as of the Adjustment Date in accordance with generally accepted accounting principles.  To the extent that any of the foregoing prorations and adjustments cannot be determined as of the Effective Date, the Company and Lowry shall conduct a final accounting and make any further payments, as required on a date mutually agreed upon, within forty-five (45) days after the Effective Date. Notwithstanding the foregoing, property tax on the Aircraft shall not be prorated.  Any employment or other agreement, understanding or arrangement between or involving any of the Parties that provides for personal use

Exhibit 10.1

of Company aircraft (or of Equivalent Charter Aircraft) or any related benefits is hereby modified to the extent necessary to be consistent with the terms of this Agreement; and

5.                  In all other regards, all other employment or other agreements among the Parties shall remain in full force and effect without change; and

6.                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Clear Channel Communications, Inc.

By:  /s/ Hamlet T. Newsom, Jr.
Name: Hamlet T. Newsom, Jr.
Title:  VP-Associate General Counsel

  /s/ Mark P. Mays
Mark P. Mays

  /s/ Randall T. Mays
Randall T. Mays

  /s/ L. Lowry Mays
L. Lowry Mays

{fll00008154.DOCX; 2 }                                                            -2-